UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2010

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (907) 789-4844

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 28, 2010, Alaska Pacific Bancshares, Inc. (“Company”) and its wholly-owned subsidiary, Alaska Pacific Bank (the “Bank”), each entered into a Stipulation and Consent to the Issuance of an Order to Cease and Desist with the Office of Thrift Supervision (“OTS”).

Under the terms of the OTS orders, the Company and the Bank, without the prior written approval of the OTS, may not:

•	Increase assets during any quarter beyond the levels in the approved business plan;
•	Pay dividends;
•	Increase brokered deposits;
•	Repurchase shares of the Company’s outstanding common stock;
•	Issue any debt securities or incur any debt (other than that incurred in the normal course of business); and
•	Make payments on any existing debt.

Other material provisions of the order require the Bank and the Company to:

•	develop a capital plan for preserving and enhancing capital levels that is acceptable to the OTS;
•	develop a business plan for enhancing, measuring and maintaining profitability, increasing earnings, acceptable to the OTS;
•	submit a comprehensive plan for reducing classified assets, acceptable to the OTS;
•	develop and submit a policy for the management and maintenance of liquidity, which includes a contingency plan for anticipating funding needs and alternative funding sources, acceptable to the OTS;
•	develop and submit a plan to internally audit the nature, scope and risk of activities and operations, acceptable to the OTS;
•	revise and submit a plan to comply with applicable consumer and related compliance laws and regulations, including a risk assessment process to measure such compliance, acceptable to the OTS;
•
develop and submit a plan regarding information technology (“IT”) management, including a succession plan for key personnel, duties/responsibilities and training of IT personnel, acceptable to the OTS;

•	develop and implement a risk based IT audit program that complies with all laws and regulations;
•	develop and submit a plan for addressing contingency planning related to any back-up IT server(s);
•	not appoint any new director or senior executive officer or change the responsibilities of any current senior executive officers without notifying the OTS;
•	not enter into, renew, extend or revise any compensation or benefit agreements for directors or senior executive officers;
•	not make any indemnification, severance or golden parachute payments;
•	not enter into any arrangement or contract with a third party service provider that is significant to the overall operation or financial of the Bank, or that is outside the normal course of business;

•	ensure the Bank’s compliance with applicable laws, rules, regulations and agency guidelines, including the terms of the order; and
•	prepare and submit progress reports to the OTS regarding compliance with the capital plan, business plan, certain classified assets.

The OTS orders will remain in effect until modified or terminated by the OTS.

All customer deposits remain fully insured to the fullest extent permitted by the FDIC. The Bank expects to continue to serve its customers in all areas including making loans, establishing lines of credit, accepting deposits and processing banking transactions.

The description of each of the Company’s and the Bank’s Order and the Stipulation and Consent set forth in this Item 1.01 are qualified in their entirety by reference to the Orders and Stipulations and Consents, copies of which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, hereto and are incorporated by reference herein in their entirety.

On October 1, 2010, the Company issued a press release with respect to the foregoing matters, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are being furnished herewith and this list shall constitute the exhibit index:

10.1	Alaska Pacific Bank’s Order to Cease and Desist with the OTS.
10.2	Alaska Pacific Bank’s Stipulation and Consent to the Issuance of an Order to Cease and Desist.
10.3	Alaska Pacific Bancshares, Inc.’s Order to Cease and Desist with the OTS.
10.4	Alaska Pacific Bancshares, Inc.’s Stipulation and Consent to the Issuance of an Order to Cease and Desist.

99.1	Press Release of Alaska Pacific Bancshares, Inc. dated October 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALASKA PACIFIC BANCSHARES, INC.

DATE: October 1, 2010	By:	/s/Craig E. Dahl
Craig E. Dahl President and Chief Executive Officer